Item 77H - Deutsche Market Trust (formerly
DWS Market Trust)
Change in Control of Registrant
Below are the persons presumed to control one of
Registrant's series because such person owns more
than 25% of the series based on the records of the
series.
As of November 3, 2014:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Diversified
Market
Neutral Fund
STATE STREET
BANK & TRUST CO
CUST FBO
DWS SELECT
ALTERNATIVE
ALLOC
CHANNEL CENTER
BOSTON MA 02111-
1641
29.88%

As of November 4, 2013:
Series
Name of Person
Ownership
as % of
Series
Deutsche
Diversified
Market
Neutral Fund
STATE STREET
BANK & TRUST CO
CUST FBO
DWS SELECT
ALTERNATIVE
ALLOC
BOSTON MA 02111-
1750
27.35%
Deutsche
Diversified
Market
Neutral Fund
STATE STREET
BANK & TRUST CO
CUST FBO
DWS ALT ASSET
ALLOC PLUS FUND
BOSTON MA 02111-
1750
27.08%



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